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                                                                     EXHIBIT 5.1

                                BAKER & MCKENZIE
                                ATTORNEYS AT LAW
                           2001 ROSS AVENUE SUITE 2300
                               DALLAS, TEXAS 75201
                            TELEPHONE (214) 978-3000
                            FACSIMILE (214) 978-3099

                                                                  August 6, 2002

ENSCO International Incorporated
1445 Ross Avenue, Suite 2700
Dallas, Texas 75202

Ladies and Gentlemen:

         We are acting as counsel to ENSCO International Incorporated, a Delaware corporation (the "Company"), in connection with its registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission relating to 489,761 shares of the Company's common stock, par value $.10 per share, all of which shares (the "Shares") are to be issued under the ENSCO International Incorporated 2000 Stock Option Plan (formerly known as the Chiles Offshore Inc. 2000 Stock Option Plan) (the "Plan") pursuant to the Merger Agreement dated as of May 14, 2002, by and among the Company, Chore Acquisition, Inc., a Delaware corporation, and Chiles Offshore Inc., a Delaware corporation (the "Merger Agreement").

         In reaching the opinion set forth below, this firm has reviewed the Company's Amended and Restated Certificate of Incorporation, the Company's Bylaws, as amended, minutes of meetings of the Company's Board of Directors, the Merger Agreement, the Plan, certificates of public officials and such other documents and matters of law that this firm deemed relevant.

         Based upon, subject to and limited by the foregoing, we are of the opinion that, following effectiveness of the Registration Statement and upon issuance of the Shares pursuant to and in accordance with the terms of the Merger Agreement, the Plan and related stock option agreements, the Shares will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                    Very truly yours,

                                                    /s/ BAKER & MCKENZIE


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                                                    Baker & McKenzie